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                                                                     Exhibit 3.1


                            CERTIFICATE OF INCORPORATION

                                         OF

                                  DIRECTRIX, INC.



          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

          FIRST:    The name of this corporation (hereinafter called the
"Corporation") is DIRECTRIX, INC.

          SECOND:   The address, including street, number, city and county of
the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, 19805 and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

          THIRD:    The nature of the business and of the purposes to be
conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:   The total number of shares of all classes of stock that the
Corporation shall have authority to issue is 27,000,000 of which 2,000,000 shall be Preferred Stock, par value $.01 per share ("Preferred Stock"), and 25,000,000 shall be Common Stock, par value $.01 per share ("Common Stock"), and the voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are as follows:

               1. COMMON STOCK. The holders of Common Stock shall be entitled to one vote for each Share so held and shall be entitled to notice of any stockholders meeting and to vote upon any such matters as provided in the by-laws of the Corporation or as may be provided by law. Except for and subject to those rights expressly granted to holders of Preferred Stock or, except as may be provided by the laws of the State of Delaware, the


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holders of Common Stock shall have exclusively all other rights of stockholders, including, without limitation, (i) the right to receive dividends, when and as declared by the Board of Directors of the Corporation, out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock, if any, of the specific amounts which they are entitled to receive upon such distribution.

               2.   PREFERRED STOCK

                    (a) The Preferred Stock may be issued from time to time in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects, except as otherwise provided in subsection 1(b) of this Article FOURTH.

                    (b) Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issue of shares of any series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the law of the State of Delaware in respect of the matters set forth in the following clauses (i) to (viii) inclusive:

                         (i)     the number of shares to constitute   such
series, and the distinctive designations thereof;

                         (ii) the voting powers, full or limited, if any, of such series;

                         (iii) The rate of dividends payable on shares of such series, the conditions on which and the times when such dividends are payable, the preferences to, or the relation to, the payment of the dividends payable on any other class, classes or series of stock whether cumulative or non-cumulative and, if cumulative, the date from which dividends on shares of such series shall be cumulative;

                         (iv) the redemption price or prices, if any, and the terms and conditions on which shares of such series shall be redeemable;

                         (v) the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or


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     funds and the manner of application;

                         (vi) the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

                         (vii)   the rights, if any, of the      holders of
     shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange;

                         (viii)  any other preferences and relative,
     participating, optional or other special rights of shares of such series, and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations, or restrictions of rights or powers to which shares of any future series shall be subject.

                    (c) The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the owners of a majority of the stock of the Corporation that is entitled to vote, without a class vote of the Preferred Stock, or any series thereof, except as otherwise provided in the resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

          FIFTH:    (a)  The business and affairs of the Corporation shall be
managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

                    (b) Election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                    (c) The number of Directors of the Corporation shall be that number stated in the Bylaws of the Corporation. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The term of one class of Directors shall expire at the annual meeting of stockholders to be held in 1999, the term of another class shall expire at the annual meeting of stockholders to be held in 2000, and the term of another class shall expire at the annual meeting of stockholders to be held in 2001. Members


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of each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The persons serving as Directors in classes whose terms expire in 1999, 2000 and 2001 shall be determined by resolution of the Board of Directors.

          Notwithstanding the foregoing, whenever pursuant to the provisions of Article FOURTH of this Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and any certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless so provided by such terms.

          During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article FOURTH hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.


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                    (d)  Subject to the rights, if any, of the holders of any
series of Preferred Stock to elect Directors and to remove any Director whom such holders have the right to elect, and notwithstanding the provisions of this Article FIFTH providing for the classification of the Board of Directors, any Director or the entire Board of Directors (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed, for cause only, by the holders of 67% of the shares then entitled to vote at an election of Directors.

                    (e) Notwithstanding any other provision of this Certificate of Incorporation, the Bylaws of the Corporation or any provision at law, the provisions of this Article FIFTH shall not be deleted, amended or repealed except by holders of 67% of the shares then entitled to vote at an election of Directors.

          SIXTH:    The name and mailing address of the incorporator is as
follows:

                         Sharon Makower
                         Kramer, Levin, Naftalis & Frankel
                         919 Third Avenue
                         New York, New York 10022

          SEVENTH: (a) Subject to the rights of the holders of any one or more series of Preferred Stock, no action relating to the business or affairs of the Corporation may be taken by the stockholders, in writing or otherwise, except such actions as are taken at an annual or special meeting of stockholders. Special meetings of stockholders may only be called by the Chairman of the Board, the Chief Executive Officer, the President or the Executive Vice President of the Corporation or by the Secretary upon the written request, stating the purpose of such meeting, of two-thirds of the Board of Directors.

                    (b) No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action, is specifically denied.

          EIGHTH:   Whenever a compromise or arrangement is proposed between
this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver


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or receivers appointed for this Corporation under Section 279 of Title 8 of the
Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          NINTH:    The Board of Directors shall have the power to make, alter, or repeal the By-laws of the Corporation, subject to the power of the stockholders entitled to vote thereon to alter or repeal By-laws made by the Board of Directors.

          TENTH:    The Corporation shall, to the fullest extent permitted by
the General Corporation Law of the State of Delaware, as in effect from time to time (but, in the case of any amendment of the General Corporation Law of the State of Delaware, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify, and upon request shall advance expenses to, any and all persons whom it shall have power to indemnify under such law to the extent that such indemnification and advancement of expenses is permitted under such law, as such law may from time to time be in effect; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights of which those seeking indemnification may be entitled under any By-Law, arrangement, vote of stockholders or directors or otherwise, both as to action in official capacity and as to action in another capacity while holding such office. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. To the extent permitted by applicable law, any person seeking indemnification under this Article TENTH shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this


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Article TENTH shall not adversely affect any right or protection of a person with respect to any acts or omissions of such person occurring prior to such repeal or modification.

          ELEVENTH: A director shall not be personally liable to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director; provided, however, that subject to the immediately following sentence, this Article ELEVENTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after this Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall adversely affect any right or protection existing under this Article at the time of such amendment or repeal.



          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of July, 1998.


                                 /s/
                                 --------------------------------
                                   Sharon Makower, Incorporator


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